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                PEOPLES TELEPHONE COMPANY, INC.





                         $100,000,000
                 12 1/4% Senior Notes due 2002





                      PURCHASE AGREEMENT






Dated:  July 12, 1995


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                   PEOPLES TELEPHONE COMPANY, INC.
                              $100,000,000

                    12 1/4% Senior Notes due 2002




                           PURCHASE AGREEMENT



                                                              July 12, 1995


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Ladies and Gentlemen:

            Peoples Telephone Company, Inc., a New York corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser") $100,000,000 aggregate principal amount of its 12 1/4% Senior Notes due 2002 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of July 15, 1995 (the "Indenture") between the Company, as issuer, and First Union National Bank of North Carolina, as trustee (the "Trustee"). This Agreement, the Indenture, the Securities, the Exchange Securities (as defined below), the Private Exchange Securities (as defined below) and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum (as defined below).

            The Securities will be offered and sold to the Initial Purchaser without registration under the Securities Act of

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1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated May 9, 1995 and a preliminary offering memorandum dated July 3, 1995 (collectively, the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (such offering memorandum, in the form first furnished to the Initial Purchaser for use in connection with the offering of the Securities, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum," each setting forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Securities by the Initial Purchaser. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time. If the Company prepares a supplement dated the date hereof to the preliminary offering memorandum dated July 3, 1995 containing only pricing related information, then the term "Offering Memorandum" for purposes of this Agreement shall refer collectively to the preliminary offering memorandum dated
July 3, 1995 and such supplement.

            The Company understands that the Initial Purchaser proposes to make an offering of the Securities only on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered,
(i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act ("Accredited Investors")) in private sales exempt from registration under the Act and/or (iii) to non-U.S. persons outside the United States to whom the Initial Purchaser reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Act ("Regulation S"), in transactions meeting the requirements of Regulation S.

            The Initial Purchaser and other holders of Securities
(including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of

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

the Closing Time (as defined below) (the "Registration
Rights Agreement") between the Company and the Initial Purchaser, in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein either
(i) a registration statement under the Act registering the Exchange Securities (as defined in the Registration Rights Agreement) to be offered in exchange for the Securities and to use its best efforts to cause such registration statement to be declared effective or (ii) under certain circumstances set forth therein, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Securities (as defined in the Registration Rights Agreement) by the Initial Purchaser pursuant to an exchange of the Securities for Private Exchange Securities, and to use its best efforts to cause such shelf registration statement to be declared effective.

            SECTION 1.  Representations and Warranties.  (a)  The
Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time (as defined in Section 3 hereof) that:

            (i) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and at all times subsequent thereto up to and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Initial Purchaser to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

           (ii) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the

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

      Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the
      "NASD").

          (iii) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

           (iv) None of the Company or any affiliate (as such term is defined in Rule 501(b) under the Act) of the Company or any person (other than the Initial Purchaser, as to which the Company makes no representation) acting on the Company's behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act,
      (C) in any manner involving a public offering within the meaning of Section 4(2) of the Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state "blue sky" laws.

            (v) Assuming that the representations and warranties of the Initial Purchaser contained in Section 4 are true, correct and complete and assuming compliance by the Initial Purchaser with its covenants in Section 4, and assuming that the representations and warranties contained in the purchaser questionnaires (substantially in the form of Exhibit A to the Offering Memorandum) completed by Accredited Investors or non-U.S. persons purchasing Securities are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors or non-U.S. persons, as the case may be, with the agreements in such questionnaire, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with, this Agreement to register the Securities under the Act or to qualify any indenture

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      in respect of the Securities under the Trust Indenture Act of
      1939, as amended (the "Trust Indenture Act").

           (vi) The only subsidiaries of the Company as of the date hereof are those listed on Schedule 1 hereto (the "Subsidiaries"). The Company and the Subsidiaries have been duly incorporated and are validly existing in good standing as corporations under the laws of their respective jurisdictions of incorporation, with all requisite power and authority under such laws, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Offering Memorandum and (b) with respect to the Company, to enter into, deliver, incur and perform its obligations under the Operative Documents; and are duly qualified to do business as foreign corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"; it being understood that, without limiting the foregoing, it shall in any event constitute a "Material Adverse Effect" under this Agreement if any event or condition could reasonably be expected to result in a decrease in the Company's consolidated revenues, earnings before interest, taxes, depreciation and amortization or net income of 7.5% or more).

          (vii) The Securities, the Exchange Securities and the Private Exchange Securities, if any, have been duly authorized by the Company and the Company has all requisite corporate power and authority to execute, issue and deliver the Securities, the Exchange Securities and the Private Exchange Securities, if any, and to incur and perform its obligations provided for therein. The Securities, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price as provided in this Agreement, and the Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated, issued and delivered by the Company in exchange for the Securities, will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (viii) This Agreement has been and as of the Closing Time, the Registration Rights Agreement and the Indenture will have been duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery by the other parties thereto) this Agreement, the Registration Rights Agreement and the Indenture will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with the terms hereof or thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental body or agency, domestic or foreign, is required for the performance by the Company of its obligations under the Operative Documents, or for the consummation of the transactions contemplated hereby or thereby except such as may be required (A) in connection with the registration under the Act of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement (including any filing with the NASD), (B) the qualification of the Indenture under the Trust Indenture
      Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement.

           (ix) The issuance, sale and delivery of the Securities, the Exchange Securities and the Private Exchange
      Securities, if any, the execution, delivery and performance by the Company of this Agreement, the Registration
      Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated hereby, thereby and in the Offering Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject, which individually or in the aggregate would (1) have or result in a Material Adverse Effect, (2) materially impair the Company's ability to perform the obligations contemplated in the Operative Documents and the Offering Memorandum or (3) materially affect the consummation of the transactions contemplated in the Operative Documents and the Offering Memorandum;
      and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result, (B) the articles or by-laws (each, an "Organizational Document") of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or the Subsidiaries or any of their respective properties or assets, which individually or in the aggregate would
      (1) have or result in a Material Adverse Effect,
      (2) materially impair the Company's ability to perform the obligations contemplated in the Operative Documents and the Offering Memorandum or (3) materially affect the consummation of the transactions contemplated in the Operative Documents and the Offering Memorandum.

            (x) The Securities, the Exchange Securities, the Credit Agreement (as defined herein), the Registration Rights Agreement and the Indenture each conform in all material respects to the descriptions thereof in the Offering Memorandum.

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

           (xi) The audited and unaudited consolidated financial statements of the Company included in the Offering Memorandum, together with the related notes thereto, present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles ("GAAP"). Price Waterhouse LLP, which has examined the audited consolidated financial statements of the Company as set forth in its report included in the Offering Memorandum, is an independent public accounting firm with respect to the Company within the meaning of the requirements of the Act and the rules and regulations thereunder.

          (xii) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise specifically stated therein, there has been no
      (A) material adverse change in, the financial condition, properties, assets, results of operations or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole or
      (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

         (xiii) The Company has the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the caption "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). The Company does not own, directly or indirectly, any shares or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries and those joint ventures indicated on Schedule 1 hereto, except as described in the Offering Memorandum. No holder of any securities of the Company is entitled to have such securities (other than the Securities, the Exchange Securities and the Private Exchange Securities, if any) registered under any registration statement contemplated by the Registration Rights Agreement. All of the outstanding capital stock of each of the

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      Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document) and the outstanding shares of the capital stock owned by the Company of the Subsidiaries are owned beneficially and of record by the Company free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting except for liens in favor of the lenders under the Company's existing revolving credit facility and, as of the Closing Time, liens in favor of the lenders under the Credit Agreement (as defined in Section 7(h)).

          (xiv)  Neither the Company nor the Subsidiaries is
      (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its respective assets or properties is subject, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body other than such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in, in the case of clause (B) or (C), a Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries which are material (individually or in the aggregate) to the Company and the Subsidiaries, are held by the Company or the applicable Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions that would not, individually or in the aggregate, have or result in a Material Adverse Effect.

           (xv) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the

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      business now or proposed to be operated by each of them
      as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (and neither knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xvi) The Company and the Subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (xvii) There is no legal action, suit, proceeding inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or affecting the Company or the Subsidiaries or any of their respective properties which would, individually or in the aggregate, have a Material Adverse Effect or which could have any effect on the power or ability of the Company to perform its obligations under the Operative Documents or to consummate the transactions contemplated hereby or thereby other than proceedings accurately summarized in the Offering Memorandum. Except as set forth in the Offering Memorandum, neither the Company nor any of the Subsidiaries has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of its respective material contracts or has knowledge of any breach of any of such contracts by the other party or parties thereto, except such defaults or breaches as could not reasonably be expected to result in a Material Adverse Effect.

        (xviii) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not result in a Material Adverse Effect, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would result in a Material Adverse Effect.

          (xix) Each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions does not result in a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which either is bound are, with respect to the Company or any of the Subsidiaries, as the case may be, valid, enforceable and are in full force and effect with only such exceptions as would not have a Material Adverse Effect.

           (xx) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (xxi) No labor problem, dispute or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (xxii) The representations and warranties of the Company contained in the Securities Purchase Agreement dated as of July 3, 1995 (the "Preferred Stock Purchase Agreement") among the Company, UBS Capital Corporation and Appian Capital Partners, L.L.C. are true and correct in all material respects.

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             (b)  Any certificate signed by any officer of the
Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

            SECTION 2. Purchase and Sale of the Securities. The Company agrees to sell to the Initial Purchaser and, subject to the terms and conditions and in reliance upon the representations and warranties of the Company herein set forth, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 96 1/4% of the principal amount thereof, $100,000,000 principal amount of Securities.

            SECTION 3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 19, 1995, or such later date and time not more than two (2) business days thereafter as the Initial Purchaser and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Time"). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof by wire transfer or certified or official bank check or checks payable in federal (immediately available) funds to the order of the Company or as the Company may direct; provided that the Company shall reimburse the Initial Purchaser for all costs and expenses associated with obtaining such federal funds. Delivery of the Securities in definitive form shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Time and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchaser may request not less than two full business days in advance of the Closing Time.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later than 10:00 A.M. on the business day prior to the Closing Time.

            SECTION 4. Resale of the Securities. (a) The Initial Purchaser has advised the Company that it proposes to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum.
The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is a Qualified Institutional Buyer, (ii) has not and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Act and has not and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act,
(iii) is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law and (iv) will solicit offers for such Securities pursuant to Rule 144A, Regulation S or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver the Securities, as part of their initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) a limited number of other institutional investors whom the Initial Purchaser reasonably believes to be Accredited Investors that are purchasing for their own accounts or for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Securities in violation of the Act and (C) non-U.S. persons outside the United States to whom the Initial Purchaser reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Act in transactions meeting the requirements of Regulation S; provided that with respect to clauses (B) and (C), each such transfer of Securities is effected by the delivery to such purchaser of Securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Trustee; and provided, further, that with respect to clause (B), such institutional investors shall be required to complete and deliver a purchaser questionnaire (substantially in the form of Exhibit A to the Offering Memorandum) to the Initial Purchaser prior to the confirmation of any order.

            (b)  In connection with sales outside the United
States, the Initial Purchaser represents and warrants to and agrees with the Company that it will not offer, sell or deliver

Securities to, or for the account or benefit of, U.S. persons (within the meaning of Regulation S under the Act) (i) as part of the Initial Purchaser's distribution at any time or
(ii) otherwise until forty (40) days after the later of the commencement of the offering and the Closing Time, and it will send to each dealer to whom it sells such Securities during such period, a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons.

            SECTION 5.  Covenants of the Company.  The Company
covenants with the Initial Purchaser as follows:

                  (a)  The Company will furnish to the Initial
      Purchaser and counsel for the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchaser and its counsel may reasonably request.

                  (b) The Company will not at any time make any amendment or supplement to the Preliminary Offering
      Memorandum or the Offering Memorandum without the prior written consent of the Initial Purchaser.

                  (c) If at any time prior to completion of the distribution of the Securities by the Initial Purchaser to purchasers who are not its affiliates (as determined by the Initial Purchaser) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchaser or counsel to the Initial Purchaser, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 5, promptly prepare, at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by counsel to the Initial Purchaser), so that as so amended or supplemented, the statements in the Offering

      Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchaser such number of copies of such amendment or supplement as the Initial Purchaser may reasonably request. The Company agrees to notify the Initial Purchaser in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchaser hereby agrees upon receipt of such notice from the Company to suspend use of the Offering Memorandum until the Company has amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

                  (d)  Notwithstanding any provision of paragraph
      (b) or (c) to the contrary, however, the Company's obligations under paragraphs (b) and (c) and the Initial Purchaser's obligations under paragraph (c) shall terminate on the earliest to occur of (i) expiration of the Exchange Offer (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement,
      (ii) the effective date of a shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement, (iii) the date upon which the Initial Purchaser and its affiliates cease to hold Securities acquired as part of their initial distribution and (iv) the date upon which the Initial Purchaser and its affiliates cease to hold Private Exchange Securities, if any.

                  (e)  Neither the Company nor any of its
      affiliates (as defined in Rule 501(b) under the Act) will solicit any offer to buy or offer or sell the Securities, the Exchange Securities or the Private Exchange Securities, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Securities, the

      Exchange Securities or the Private Exchange Securities, as applicable.

                  (f)  Neither the Company nor any of its
      affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

                  (g) The Company will, so long as the Securities are outstanding, furnish to the Trustee on a timely basis, pursuant to the Indenture, whether or not the Company has a class of securities registered under the Exchange Act
      (i) audited year-end consolidated financial statements (including a balance sheet, income statement, statement of shareholders' equity and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Exchange Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and (ii) unaudited quarterly consolidated financial statements (including a balance sheet, income statement, statement of shareholders' equity and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Exchange Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and will furnish to the Initial Purchaser copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee. In the event the Company is not subject to
      Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

                  (h) The Company will use its best efforts in cooperation with the Initial Purchaser to (i) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and (ii) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations of the NASD.

                  (i)  Prior to the Closing Time, the Company,
      will furnish to the Initial Purchaser, as soon as they have been prepared by the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Offering Memorandum.

                  (j)  Each Security and Private Exchange
      Security, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described herein:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF
            1933, AS AMENDED (THE "SECURITIES ACT"), OR
            ANY STATE OR OTHER SECURITIES LAWS.  NEITHER
            THIS SECURITY NOR ANY INTEREST OR
            PARTICIPATION HEREIN MAY BE REOFFERED, SOLD,
            ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR
            OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
            REGISTRATION OR UNLESS THE TRANSACTION IS
            EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS
            ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR
            OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE
            DATE WHICH IS THREE YEARS AFTER THE LATER OF
            THE ORIGINAL ISSUE DATE HEREOF AND THE LAST
            DATE ON WHICH PEOPLES TELEPHONE COMPANY, INC.
            (THE "COMPANY") OR ANY AFFILIATE OF THE
            COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY
            PREDECESSOR OF THIS SECURITY) (THE "RESALE
            RESTRICTION TERMINATION DATE"), ONLY (A) TO
            THE COMPANY, (B) PURSUANT TO A REGISTRATION
            STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE
            UNDER THE SECURITIES ACT, (C) FOR SO LONG AS
            THE SECURITIES ARE ELIGIBLE FOR RESALE
            PURSUANT TO RULE 144A, TO A PERSON IT
            REASONABLY BELIEVES IS A "QUALIFIED
            INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A
            UNDER THE SECURITIES ACT THAT PURCHASES FOR
            ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
            QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE
            IS GIVEN THAT THE TRANSFER IS BEING MADE IN
            RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS
            AND SALES TO NON-U.S. PERSONS THAT OCCUR
            OUTSIDE THE UNITED STATES WITHIN THE MEANING OF

            REGULATION S UNDER THE SECURITIES ACT,
            (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR"
            WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
            (2), (3) OR (7) OF RULE 501 UNDER THE
            SECURITIES ACT THAT IS ACQUIRING THE
            SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE
            ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED
            INVESTOR," FOR INVESTMENT PURPOSES AND NOT
            WITH A VIEW TO, OR FOR OFFER OR SALE IN
            CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION
            OF THE SECURITIES ACT OR (F) PURSUANT TO
            ANOTHER AVAILABLE EXEMPTION FROM THE
            REGISTRATION REQUIREMENTS OF THE SECURITIES
            ACT, SUBJECT TO THE COMPANY'S AND THE
            TRUSTEE'S RIGHT PRIOR TO ANY OFFER, SALE OR
            TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO
            REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
            CERTIFICATIONS AND/OR OTHER INFORMATION
            SATISFACTORY TO EACH OF THEM, AND IN EACH OF
            THE FOREGOING CASES, TO REQUIRE THAT A
            CERTIFICATE OF TRANSFER IN THE FORM APPEARING
            ON THE OTHER SIDE OF THIS SECURITY IS
            COMPLETED AND DELIVERED BY THE TRANSFEROR TO
            THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON
            THE REQUEST OF THE HOLDER AFTER THE RESALE
            RESTRICTION TERMINATION DATE.

                  (k) The Company will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial
      Purchaser may designate in connection with the resale of the Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(k), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or
      (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company shall promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

                  (l) From the date hereof to the Closing Time, the Company will not issue any press release or other public communication directly or indirectly or hold any press conference with respect to the Company or any of the Subsidiaries or the business, financial condition, assets, results of operations or prospects of the Company or any of the Subsidiaries, without the prior consent of the Initial Purchaser (which consent shall not be unreasonably withheld), unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release, communication or conference is required by law.

                  (m) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

                  (n) The Company shall not, for a period of 180 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of any debt securities of the Company or any of the Subsidiaries (other than the Exchange Securities and the Private Exchange Securities, if any).

            SECTION 6. Payment of Expenses. (a) Whether or not any sale of the Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchaser, (ii) the preparation, issuance, printing and distribution of the Securities, the Exchange Securities, the Private Exchange Securities, if any, and any survey of state securities or "blue sky" laws or legal investment memoranda,
(iii) the delivery to the Initial Purchaser of the Securities, the Exchange Securities or the Private Exchange Securities,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(k) hereof and any filing for review of the offering with the NASD, if required, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchaser in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, the Exchange Securities and the Private Exchange Securities, if any,
(vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (viii) all expenses (including travel expenses) of the Company and the Initial Purchaser in connection with any meetings with prospective investors in the Securities and (ix) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities.

            (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser in payment for the Securities at the Closing Time, the Company shall reimburse the Initial Purchaser promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of its counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

            SECTION 7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities are subject to the continued accuracy, as of the Closing Time, of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company and officers of the Company made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (a) At the Closing Time, the Initial Purchaser shall have received the opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen, and Quentel, P.A., counsel for the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, to the effect that:

                  (1)  the Company is duly incorporated and is
            validly existing under the laws of the State of New York, with full corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum;

                  (2)  the authorized, issued and outstanding
            capital stock of the Company is as set forth in the Offering Memorandum under the caption
            "Capitalization";

                  (3)  the Company has the requisite corporate
            power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture; and each of this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture has been duly authorized by the Company; the Company has the requisite corporate power and authority to issue and deliver the Securities, the Exchange Securities and the Private Exchange Securities; and the Securities, the Exchange Securities and the Private Exchange Securities have been duly authorized by the Company for issuance;

                  (4)  no consent, approval, authorization,
            license, qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of the United States or the States of Florida and New York is required for the execution and delivery by the Company of this Agreement, the Registration Rights Agreement or the Indenture or for the issue and sale of the Securities, the Exchange Securities or the Private Exchange Securities, if any, or the consummation by the Company of any of the transactions contemplated herein or therein, except such as may be required (A) in connection with the registration under the Act of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement, (B) the qualification of the Indenture under the Trust Indenture Act in connection with the registration of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights

            Agreement and (C) such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser (as to which such counsel need express no opinion);

                  (5)  the issuance, sale and delivery of the
            Securities, Exchange Securities and the Private Exchange Securities, if any, the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated hereby, thereby and in the Offering Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, any of the agreements and documents which are identified on a schedule to such opinion (which schedule shall be in the form attached hereto as Schedule 2), (B) the Organizational Documents of the Company and any of the Subsidiaries or (C) any law, rule or regulation of the United States or the States of Florida and New York or any order, decree or judgment known to such counsel to be applicable to the Company or any of the Subsidiaries, in any such case, of any court or governmental or regulatory agency or body or arbitrator;

                  (6) the statements in the Offering Memorandum under the headings "Summary - The Offering," "Description of the Credit Agreement," "Description of the Notes" and "Exchange Offer; Registration Rights," insofar as such statements purport to summarize certain provisions of the Credit Agreement, the Securities, the Exchange Securities, the Registration Rights Agreement and the Indenture provide a fair summary of such provisions of such agreements and instruments;

                  (7) each of the Indenture and the Registration Rights Agreement (assuming due authorization and execution of each by each party thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally,
            (b) as the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) with respect to the Registration Rights Agreement, that such counsel expresses no opinion regarding the enforceability of the indemnification provisions contained in Section 4 thereof;

                  (8) each of the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement and with respect to the Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated and delivered in exchange for the Securities in accordance with the Registration Rights Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (9)  to the knowledge of such counsel, other
            than as described in the Offering Memorandum, no legal, regulatory or governmental proceedings (including proceedings by or before any court or governmental or regulatory agency or body of the United States or the States of Florida and New York) are pending to which the Company is a party or to which the assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, would have a material adverse effect on the power or ability of the

            Company to perform its obligations under the Operative Documents or to consummate the transactions contemplated thereby or by the Offering Memorandum and no such material proceedings have been threatened against the Company or with respect to any of its assets or properties;

                 (10) the Company is not required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended;

                 (11)  assuming that the representations and
            warranties of the Initial Purchaser contained in
            Section 4 of this Agreement are true, correct and complete, and assuming compliance by the Initial Purchaser with its covenants in Section 4 hereof, and assuming that the representations and warranties contained in the purchaser questionnaires (substantially in the form of Exhibit A to the Offering Memorandum) completed by Accredited Investors and non-U.S. persons purchasing Securities from the Initial Purchaser are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors and non-U.S. persons with the agreements in such questionnaires, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser under, or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with, this Agreement to register the Securities under the Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act; and

                 (12)  when the Securities are issued and
            delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchaser, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Offering
      Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum
      (except and only to the extent set forth in clause (6) above), on the basis of the foregoing (relying as to materiality to a large extent upon representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements including the notes thereto and supporting schedules, or any other financial and statistical data set forth or referred to in the Offering Memorandum.

            References to the Offering Memorandum in this subsection (a) include any supplements thereto at or prior to the Closing Time.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States and the laws of the States of Florida and New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            (b) At the Closing Time, the Initial Purchaser shall have received the opinion of Bruce W. Renard, Esq., Vice President - Regulatory Affairs/General Counsel of the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, to the effect that:

                  (1)  each of the Subsidiaries is duly
            incorporated and is validly existing under the laws of its respective state of incorporation, with full corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum;

                   (2) each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing under the laws of all other jurisdictions where the ownership or leasing of its respective properties and assets or the conduct of its respective business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                  (3) all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights
            (whether provided contractually (to such counsel's knowledge) or pursuant to Organizational Documents); no holder of any securities of the Company is entitled to have such securities (other than the Securities, the Exchange Securities and the Private Exchange Securities, if any) registered under any registration statement contemplated by the Registration Rights Agreement;

                  (4)  all of the outstanding capital stock of
            each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document) and the outstanding shares of the capital stock owned by the Company of the Subsidiaries are owned beneficially and of record by the Company free and clear of all liens, encumbrances, equities and claims of restrictions on transferability or voting except for liens in favor of the lenders under the Credit Agreement (as defined in Section 7(h));

                  (5)  to the knowledge of such counsel, other
            than as described in the Offering Memorandum, no legal, regulatory or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the assets of the Company or any of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, would have a material adverse effect on the power or ability of the Company to perform its obligations under the

            Operative Documents or to consummate the transactions contemplated thereby or by the Offering Memorandum and no such material proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of its respective assets or properties;

                  (6) to the knowledge of such counsel, neither the Company nor any of the Subsidiaries is (A) in violation of its respective Organizational Documents,
            (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its respective assets or properties is subject, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or any of the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body other than such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in, in the case of clause (B) or (C), a Material Adverse Effect; and any real property and buildings held under lease by the Company or any of the Subsidiaries which are material (individually or in the aggregate) to the Company and the Subsidiaries, are held by the Company or the applicable Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions that would not, individually or in the aggregate, have or result in a Material Adverse Effect;

                  (7)  to the knowledge of such counsel, the
            Company and each of the Subsidiaries own or possess or can acquire on reasonable terms the intellectual property necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a

            Material Adverse Effect; and to the knowledge of such counsel, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (and such counsel does not know of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (8)  to the knowledge of such counsel, the
            Company and each of the Subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (9) the statements set forth in the Offering Memorandum under the headings "Risk Factors - Regulatory Factors," "Business - Regulation," and "Business - Legal Proceedings," insofar as such statements constitute a summary of statutes, rules, regulations, legal matters, documents or proceedings referred to therein, provide a fair summary of such statutes, rules, regulations, legal matters, documents and proceedings and the information with respect thereto.

                In addition such counsel shall state that such
            counsel has participated in conferences with representatives of the Initial Purchaser, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to a large extent upon representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data set forth or referred to in the Offering
            Memorandum.

            (c) The Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain matters set forth in clauses (3), (6) (other than with respect to the Credit Agreement), (7),
      (8) and (11) of subsection (a) of this Section 7.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States and the laws of the State of New York and
      (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            In giving its opinion required by this subsection (c) of this Section 7, such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent accountants for the Company and representatives of the Initial Purchaser at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing
      (relying as to materiality to a large extent upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum, at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data set forth or referred to in the Offering Memorandum).

            (d)  The following conditions contained in clauses
      (i), (ii) and (iii) of this subsection (d) shall have been satisfied at and as of the Closing Time and the Company shall have furnished to the Initial Purchaser a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum, and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Time;

                 (ii) since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not arising in the ordinary course of business. As used in this subparagraph, the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities; and

                (iii)  the agreements and instruments listed on
            Schedule 2 hereto represent all agreements and instruments which are material to the Company and the Subsidiaries.

            (e) At the time that this Agreement is signed and at the Closing Time, Price Waterhouse LLP shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                  (i)  in their opinion the audited financial
            statements included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, the board of directors and committees thereof of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to March 31, 1995, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                        (A)   the unaudited financial statements
            included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum; or

                        (B)   with respect to the period subsequent
            to March 31, 1995, that at a specified date not more than five business days prior to the date of the letter, there were any changes in the capital stock or there were any increases in the long-term or total debt or any decreases in the net current assets, working capital or shareholders' equity of the

            Company, as compared with the amounts shown on the March 31, 1995 unaudited balance sheet included in the Offering Memorandum, or for the period from March 31, 1995 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income of the Company, except in all instances for increases or decreases that the Offering Memorandum discloses have occurred or may occur; and

                (iii) they have performed certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation. References to the Offering
            Memorandum in this subsection (e) include any supplement thereto at the date of the applicable letter.

            (f) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (g) At the Closing Time, counsel for the Initial Purchaser shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

            (h) An amended and restated credit agreement (the "Credit Agreement") shall have been executed and delivered by the Company, as borrower, and Creditanstalt-Bankverein, as lender, in the form provided to the Initial Purchaser and its counsel prior to the date hereof, providing for a $40 million revolving credit facility and all conditions thereunder to funding shall have been satisfied (other than the condition that the issuance and sale of the Securities be consummated) and the Company shall have borrowed funds thereunder sufficient to repay its existing revolving credit facility. The Company shall have informed the Initial Purchaser and its counsel of any waiver or modification of any condition or term of the Credit Agreement from the form previously provided to the Initial Purchaser and its counsel.

            (i) The Company and the Trustee shall have entered into the Indenture.

            (j) The Company and the Initial Purchaser shall have entered into the Registration Rights Agreement.

            (k) The Preferred Stock Purchase Agreement (as defined in Section 1(a)(xxii)) shall have been executed and delivered by the parties thereto, all conditions to the consummation of the transactions contemplated thereby shall have been satisfied (other than the condition that the issuance and sale of the Securities be consummated), and the Company shall have received gross proceeds of $15 million from the issuance of its preferred stock thereunder. The Company shall have informed the Initial Purchaser and its counsel of any waiver or modification of any condition or term of the Preferred Stock Purchase Agreement from the form previously provided to the Initial Purchaser and its counsel.

            (l) The Initial Purchaser and its counsel shall be satisfied in all material respects with the satisfaction and release documents to be delivered in connection with the payment of the Company's mortgage note payable owing to NationsBank of Florida, N.A.

            If any condition specified in this Section 7 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 6. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser and counsel for the Initial Purchaser shall reasonably request.

            SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, and each person, if any, who controls the Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by such Initial Purchaser in writing expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

            (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto), or any Preliminary Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or such Preliminary Offering Memorandum (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party may assume the defense of such action with counsel chosen thereby and approved by the indemnified party or parties defendant in such action; provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            SECTION 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Initial Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Initial Purchaser, as incurred, in such proportions that the Initial Purchaser is responsible for that portion represented by the percentage that the commission to the Initial Purchaser appearing on the cover page of the Offering Memorandum bears to the price to investors appearing thereon and the Company is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer, employee and agent of the Initial Purchaser and its affiliates, and each person, if any, who controls the Initial Purchaser and its affiliates within the meaning of Section 15 of the Act, shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and agent of the Company, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

            SECTION 10.  Representations, Warranties and
Agreements to Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company and its officers and of the Initial Purchaser contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities hereunder.

            SECTION 11. Termination of Agreement. (a) The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum and on or prior to the Closing Time, any Material Adverse Change whether or not arising in the ordinary course of business, or (ii) if, since the date of this Agreement and on or prior to the Closing Time, (A) there has occurred any outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other governmental authority or (C) a general banking moratorium has been declared by either Federal or New York authorities. As used in this Section 11(a), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

            (b)  If this Agreement is terminated pursuant to this
Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6.
Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect.

            (c) This Agreement may also terminate pursuant to the provisions of Section 7, with the effect stated in such Section.

            SECTION 12.  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial
Purchaser shall be directed to the Initial Purchaser c/o
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Merrill Lynch World Headquarters, North Tower,
World Financial Center, New York, New York 10281-1305, attention of Stanley O'Neal, Managing Director; and notices to the Company shall be directed to Peoples Telephone Company, Inc., 2300 N.W. 89th Place, Miami, Florida 33172, attention:
Jeffrey Hanft, Chief Executive Officer.

            SECTION 13. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page and under the heading "Plan of Distribution" in the Preliminary Offering Memorandum or the Offering Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 1 and 8 hereof.

            SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, its affiliates and the Company and their respective successors and legal representatives and the controlling persons and officers, directors, employees and agents referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, its affiliates and the Company and their respective successors and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

            SECTION 15.  Governing Law and Time.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY
PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York City time.

            SECTION 16.  Counterparts.  This Agreement may be
executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                    Very truly yours,

                                    PEOPLES TELEPHONE COMPANY, INC.


                                    By:_____________________________
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: _______________________________
    Name:
    Title:

                                                                 Schedule 1


                               Subsidiaries




            Campus Telephone Services, Inc. (DBA Telink, Inc.)

                            PTC Cellular, Inc.

                      Silverado Communications, Inc.

               Southwest Inmate Pay Telephone Systems, Inc.

                           PTC Global Link, Inc.

                            Global Access, Ltd.

                               Telink, Inc.

                       Telink Telephone System, Inc.

                      Peoples Acquisition Corporation

                      Peoples Telephone Company, Inc.
                       (a New Hampshire corporation)

                        PTC Security Systems, Inc.

                                                                 Schedule 1

                         Joint Ventures and Partnerships

                                    Formation/
Name                Percentage    Applicable Law          Other Holders/%

Partnership             50%               FL              Frank Magliato - 25%
Marketing                                                 The Windsor Group
Agreement                                                 (Miami), Inc. - 25%

Joint                   50%               NY              NTT America, Inc.
Marketing                                                 - 50%
Agreement

Joint Venture           50%               NY              Buckeye Communic-
Agreement                                                 ations, Inc. - 50%

Partnership             50%               FL              Public Access
Marketing                                                 Telephone
Agreement                                                 Company, Inc. - 50%

Partnership             49.9%             NY              Playboy Enterprises,
Agreement                                                 - 50.1%

Joint Venture           50%               FL              Telecard Marketing
Agreement                                                 Group, Inc. - 20%
                                                          Superstar Marketing
                                                          Group, Inc. - 30%

                                                                 Schedule 2


                 List of Material Agreements and Documents


Second Amended and Restated Warrant Agreement dated as of
February 17, 1994 between the Company and Creditanstalt
American Corporation

Exchange Agreement between the Company and Creditanstalt
Corporate Finance, Inc. dated May 3, 1995

Third Amended and Restated Loan and Security Agreement dated as of February 17, 1994 between the Company and Creditanstalt-Bankverein, Internationale Nederladen (U.S.)
Capital Corporation, NationsBank of Florida, N.A.,
SunBank/Miami, N.A., The Daiwa Bank, Limited, and The Long-Term
Credit Bank of Japan, Ltd., New York Branch

Consent, Waiver and First Amendment dated June 10, 1994 to the Third Amended and Restated Loan and Security Agreement dated as of February 17, 1994 between the Company and Creditanstalt-Bankverein, Internationale Nederladen (U.S.) Capital Corporation, NationsBank of Florida, N.A., SunBank/Miami, N.A., The Daiwa Bank, Limited, and The Long-Term Credit Bank of Japan, Ltd., New York Branch

Consent, Waiver and Second Amendment dated September 28, 1994 to the Third Amended and Restated Loan and Security Agreement dated as of February 17, 1994 between the Company and Creditanstalt-Bankverein, Internationale Nederladen (U.S.) Capital Corporation, NationsBank of Florida, N.A., SunBank/Miami, N.A., The Daiwa Bank, Limited, and The Long-Term Credit Bank of Japan, Ltd., New York Branch

Waiver and Third Amendment dated March 22, 1995 to the Third Amended and Restated Loan and Security Agreement dated as of February 17, 1994 between the Company and Creditanstalt-Bankverein, Internationale Nederladen (U.S.) Capital Corporation, NationsBank of Florida, N.A., SunBank/Miami, N.A., The Daiwa Bank, Limited, and The Long-Term Credit Bank of Japan, Ltd., New York Branch

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Fourth Amended and Restated Loan and Security Agreement dated as of July 19, 1995 by and between the Company and Creditanstalt-Bankverein

Securities Purchase Agreement dated July 3, 1995 among the
Company, UBS Capital Corporation and Appian Capital Partners,
L.L.C.

Registration Rights Agreement dated July 3, 1995 between the
Company and UBS Capital Corporation

Letter Agreement dated July 3, 1995 between the Company and
Appian Capital Partners, L.L.C.

Asset Purchase Agreement dated March 1, 1993, and related financial statements, among the Company, Silverado Communications Corp., Telink Telephone Systems, Inc. and other shareholders and Agreement and Plan of Merger, dated March 1, 1993, between the Company and Silverado Communications Corp.

Asset Purchase Agreement dated July 20, 1993 among the Company, Southwest Pay Telephone Systems, Inc. and Randall D. Veselka and Stock Purchase Agreement dated July 20, 1993 between the Company, Southwest Pay Telephone Systems, Inc. and Randall D. Veselka

Asset Purchase Agreement dated March 1, 1993 among the Company,
PTC Cellular, Inc., Portable Cellular Communications, Inc. and
Nationwide Cellular Service, Inc.

Asset Purchase Agreement dated October 13, 1993 between the
Company and Ascom Communications, Inc. and Ascom Holding, Inc.

Purchase Agreement dated June 23, 1994 among the Company and
Atlantic Teleco, Inc., Bender Telephone Inc., Stanley S. Bender and Howard M. Bender and Jerome D. Scheer and Purchase
Agreement dated June 23, 1994 among the Company and BTE
Associates L.P., Bender Telephone, Inc. and B&B Associates

Agreement and Plan of Merger dated October 21, 1994 among the
Company, Peoples Acquisition Corporation, Telecoin
Communications, Ltd., Gilbert A. Mendelson, David T. Magrish,
Louis Swartz, Howard Spiegel and Harvey Ostrow

Asset Purchase Agreement dated February 14, 1995 between the
Company and Global Link Teleco Corporation

AT&T Commission Agreement dated April 20, 1995 by and between
AT&T Communications, Inc. and the Company

Employment Agreement dated January 1, 1994, and related Stock
Option Agreement dated February 16, 1994, between the Company and Jeffrey Hanft

Employment Agreement dated January 1, 1994, and related Stock
Option Agreement dated February 16, 1994, between the Company and Robert D. Rubin

Employment Agreement dated January 1, 1994, and related Stock
Option Agreement dated February 16, 1994, between the Company and Richard F. Militello

Employment Agreement dated July 11, 1994, and related Stock
Option Agreement dated July 11, 1994, between the Company and
Bonnie S. Biumi

Employment Agreement dated January 1, 1995 between the Company and Bruce W. Renard

Employment Agreement dated June 22, 1994 between the Company and Lawrence T. Ellman

1994 Stock Incentive Plan

1993 Non-Employee Directors Stock Option Plan

1987 Nonqualified Stock Option Plan

1987 Nonqualified Stock Option Plan for Non-Employee Directors